Exhibit 10.5

Execution Copy

STOCKHOLDERS AGREEMENT

OF

NUWAVE ENERGY TECHNOLOGIES, INC.

A Delaware Corporation

This STOCKHOLDERS AGREEMENT, dated as of May 31, 2005, is adopted, executed and agreed to, for good and valuable consideration, by and among NuWave Energy Technologies, Inc. a Delaware corporation, and the persons listed as “Stockholders” on the signature page hereto.

AGREEMENTS

ARTICLE 1.

DEFINITIONS AND CONSTRUCTION

1.1 Definitions. In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

“Acceptable Securities” means (i) freely tradable common stock traded on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market system of a corporation with a market value of its outstanding common stock owned by non-affiliates in excess of $100,000,000 or (ii) debt securities rated by Standard and Poor’s of BB or better or, if not rated, which the Board believes would be so rated if a rating were requested.

“Accredited Investor” has the meaning set forth for such term in Rule 501 of Regulation D under the Securities Act (but excluding for such purposes Rule 501(a)(4) thereunder).

“Acquisition Proposal” has the meaning set forth in Section 2.3(a).

“Adoption Agreement” has the meaning set forth in Section 2.6(a).

“Affiliate” means, with respect to a particular Person, any Person Controlling, Controlled by, or Under Common Control with such Person.

“Agreement” means this Stockholders Agreement, as amended and restated from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks are authorized or required by Law to close in the city of Houston, Texas.

“Common Stock” means the common stock, $.01 par value, of the Company.

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“Common Stock Equivalents” means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” means NuWave Energy Technologies, Inc., a Delaware corporation.

“Control” (including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Co-Sale Notice” has the meaning set forth in Section 2.4(b).

“Co-Sale Shares” has the meaning set forth in Section 2.4(a).

“DGCL” means the Delaware General Corporation Law and any successor statute, as amended from time to time.

“Drag-Along Notice” has the meaning set forth in Section 2.5(b).

“Fair Market Value” shall mean the fair market value of the securities in question as determined in good faith by the Board of Directors of the Company after taking into account all factors that the Board of Directors believes to be relevant.

“Financial Advisory Agreement” has the meaning set forth in Section 5.15.

“Fully-Diluted Common Stock” means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the NuWave Energy Technologies, Inc. 2005 Stock Incentive Plan.

“Involuntary Transfer” means a Transfer resulting from the death of a Person, the bankruptcy or insolvency of a Person or the termination of the marital relationship of a Person by divorce or another involuntary Transfer occurring by operation of law which the applicable Stockholder was unable to prevent.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

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“Non-SCF Holder” means any Stockholder other than SCF.

“Participation Offer” has the meaning set forth in Section 2.4(b).

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Qualified Public Company” means a corporation whose common stock is authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.

“Qualified Public Offering” means the first closing of an underwritten public offering of Common Stock registered under the Securities Act, pursuant to which such shares of common stock are authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.

“Restricted Stock” shall mean any Common Stock granted to employees of the Company or its subsidiaries that at the time of grant was subject to forfeiture restrictions, whether or not such forfeiture provisions have lapsed, and any Common Stock acquired pursuant to the exercise of stock options granted to employees of the Company or its subsidiaries.

“Restriction” has the meaning set forth in Section 5.6(b).

“ROFR Acceptance Deadline” has the meaning set forth in Section 2.3(b).

“ROFR Acceptance Notice” has the meaning set forth in Section 2.3(b).

“ROFR Notice” has the meaning set forth in Section 2.3(a).

“ROFR Shares” has the meaning set forth in Section 2.3(a).

“ROFR Transferor” has the meaning set forth in Section 2.3(a).

“SCF” means SCF-V, L.P., a Delaware limited partnership and if SCF-V, L.P. has Transferred Common Stock or Common Stock Equivalents to one or more of its Affiliates or if any Affiliate of SCF-V, L.P. has acquired Common Stock or Common Stock Equivalents from the Company, then in any such case such Affiliates.

“SCF Designee” has the meaning set forth in Section 4.1.

“SCF Person” has the meaning set forth in Section 4.1.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Spouse” has the meaning set forth in Section 5.14.

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“Stockholder” means each person listed as a “Stockholder” on the signature page hereto, any Person that acquires Common Stock upon exercise of the Warrant and any Person deemed to be a Stockholder pursuant to Section 2.6 hereof.

“Transfer” (including the correlative terms “Transfers,” “Transferring” or “Transferred”) means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of shares of Common Stock (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Common Stock is transferred or shifted to another Person; provided, however, that (i) an exchange, merger, recapitalization, consolidation or reorganization involving the Company in which securities of the Company or any other Person and/or cash are issued in respect of all shares of Common Stock shall not be deemed a Transfer if all shares of Common Stock are treated identically in any such transaction (other than (A) differences resulting from the treatment of fractional shares that would otherwise result from such transaction, and/or (B) differences resulting from any election made by the Parties so long as all Parties have an equal opportunity to make such an election) and (ii) the exercise of options in accordance with the terms of the Option Plan shall not be deemed a Transfer.

“Warrantholder” means a holder of the Warrant.

“Warrant” means the warrant issued to SCF to purchase 200,000 shares of Common Stock, subject to adjustment therein.

1.2 Construction. All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection” and words of similar import refer only to the Article, Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

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ARTICLE 2.

TRANSFER RESTRICTIONS

2.1 General Rule. No Stockholder may Transfer all or any shares of its Common Stock unless expressly permitted by Section 2.2. Any attempted Transfer of all or any shares of Common Stock, other than in accordance with the terms of this Agreement shall be, and is hereby declared, null and void ab initio. The Stockholders agree that breach of the provisions of this Agreement may cause irreparable injury to the Company and the Stockholders for which monetary damages (or other remedy at law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Person to comply with such provisions and (b) the uniqueness of the Company’s business and the relationship among the Stockholders. Accordingly, the Stockholders agree that the provisions of this Agreement may be enforced by specific performance or otherwise in a court of equity.

2.2 Exceptions. Notwithstanding Section 2.1 hereof, (i) subject to compliance with the provisions of Section 2.6, a Non-SCF Holder may Transfer Common Stock (other than Restricted Stock) at any time to an immediate family member or any partnership or trust established for the benefit of such Non-SCF Holder or one or more immediate family members; provided, however, that such transferee must be an Accredited Investor, (ii) subject to compliance with the provisions of Section 2.6, a Non-SCF Holder may Transfer Common Stock in accordance with the provisions of Section 2.3, (iii) subject to compliance with the provisions of Sections 2.4 and 2.6, SCF may Transfer Common Stock at any time to any Person, (iv) subject to compliance with the provisions of Section 2.6, SCF may Transfer Common Stock at any time to its Affiliates, (v) SCF and a Non-SCF Holder may Transfer Common Stock in accordance with Sections 2.5, (vi) subject to compliance with the provisions of Section 2.6 and Section 2.3(f), if applicable, a Stockholder may make an Involuntary Transfer of Common Stock, and (vii) SCF and a Non-SCF Holder may Transfer Common Stock in an underwritten public offering that constitutes a Qualified Public Offering. Notwithstanding the foregoing, a Stockholder may not Transfer Common Stock to any Person if such Transfer has as a purpose the avoidance of (or is otherwise undertaken in contemplation of avoiding) the restrictions on Transfer in this Agreement.

2.3 Rights of First Refusal.

(a) Should any Non-SCF Holder desire to effect a Transfer of any shares of its Common Stock (the “ROFR Shares”) pursuant to a bona fide offer for cash or Acceptable Securities from another Person (an “Acquisition Proposal”), the Non-SCF Holder (such Non-SCF Holder being referred to in this Section 2.3 as the “ROFR Transferor”) shall promptly give notice (the “ROFR Notice”) thereof to the Company and SCF. The ROFR Notice shall set forth the following information in respect of the proposed Transfer: the name and address of the prospective acquiror, each Person that Controls the prospective acquiror, the number and type of ROFR Shares and the purchase price. The consideration for any Transfer under this Section 2.3 must be cash and/or Acceptable Securities only.

(b) SCF shall have an optional preferential right, for a period of thirty (30) days after the receipt by the Company of the ROFR Notice (the “ROFR Acceptance Deadline”), to acquire from the ROFR Transferor, for the per share purchase price set forth in the ROFR Notice, all (but not less than all) the ROFR Shares, on the terms set forth in this Section 2.3. Any consideration consisting of Acceptable Securities provided in the Acquisition Proposal shall be valued at its Fair Market Value. The Company shall promptly determine the ROFR

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Acceptance Deadline upon its receipt of the ROFR Notice and shall promptly (within two (2) business days of its receipt of the ROFR Notice) give notice thereof and a copy of the ROFR Notice to the ROFR Transferor and SCF. SCF may exercise its right hereunder by giving written notice (the “ROFR Acceptance Notice”) to the ROFR Transferor and to the Company, on or before the ROFR Acceptance Deadline, of SCF’s election to acquire all or any part of the ROFR Shares. Notwithstanding the foregoing, SCF may elect to assign its rights under any of the provisions of this Section 2.3 on a case by case basis to the Company.

(c) The closing of the sale of the ROFR Shares to SCF pursuant to this Section 2.3 shall be at 9:00 a.m. on the fifteenth (15th) Business Day following the ROFR Acceptance Deadline at the Company’s principal office, subject to any delay in the closing provided for below, unless the ROFR Transferor and SCF otherwise agree. The Company, the ROFR Transferor and SCF shall cooperate in good faith in obtaining all necessary governmental and other third Person approvals, waivers and consents required for the closing. Any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all necessary governmental approvals. At the closing, (i) the consideration to be paid in accordance with Section 2.3(b) of this Agreement shall be delivered by SCF to the ROFR Transferor, (ii) the ROFR Transferor shall deliver to the Company Common Stock certificates representing the ROFR Shares so purchased, accompanied by duly executed stock transfer powers, free and clear of all liens, encumbrances and adverse claims with respect thereto except for any encumbrances established herein, and (iii) the Company shall deliver to SCF a Common Stock certificate representing the number of ROFR Shares purchased by SCF. The ROFR Transferor shall not be required to make any representations or warranties in connection with any Transfer of Common Stock to SCF pursuant to this Section 2.3 other than representations and warranties as to (and the ROFR Transferor shall execute an agreement for the benefit of SCF providing for representations and warranties as to) (A) such ROFR Transferor’s ownership of the ROFR Shares to be Transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement, (B) such ROFR Transferor’s power and authority to effect such Transfer, and (C) such matters pertaining to compliance with securities laws as the Company may reasonably require. The ROFR Transferor will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by SCF to effect more fully the transactions contemplated by this Section 2.3.

(d) If, in connection with any Transfer under this Section 2.3, any record date for a distribution on Common Stock occurs on or after the date the ROFR Transferor gives the ROFR Notice but prior to the closing of the purchase of any shares of Common Stock by SCF pursuant to this Section 2.3, then SCF shall be entitled to receive, unless the ROFR Notice specifically indicated to the contrary, any such distributions or securities, as the case may be, in respect of the Common Stock SCF acquires pursuant to this Section 2.3, and appropriate documentation shall be delivered at the closing by the ROFR Transferor to evidence SCF’s right to receive such distributions or securities.

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STOCKHOLDERS AGREEMENT

(e) If, after completion of the foregoing procedures under this Section 2.3, SCF has not subscribed to purchase all of the ROFR Shares, then the ROFR Transferor may, at any time within sixty (60) days after the ROFR Acceptance Deadline, Transfer all (but not less than all) of the ROFR Shares for which SCF did not elect to purchase on terms no more favorable to such transferee than those set forth in the ROFR Notice and offered to SCF. After the expiration of such sixty (60) day period, the ROFR Transferor may not Transfer any of the ROFR Shares described in the ROFR Notice without complying again with the provisions of this Agreement if and to the extent then applicable.

(f) If a Non-SCF Holder makes an Involuntary Transfer of Common Stock, such Non-SCF Holder (or his legal representative, executor or transferee, as the case may be) shall promptly notify the Company and SCF in writing of such Involuntary Transfer. Such notice shall constitute a ROFR Notice and shall give SCF the right, but not obligation, to acquire the Common Stock that were the subject of the Involuntary Transfer at their Fair Market Value by giving notice to the Person who gave such ROFR Notice within thirty (30) days of the receipt of such ROFR Notice. If SCF gives such notice, then SCF shall purchase such securities in the manner contemplated by Section 2.3(c). If such Non-SCF Holder (or his legal representative, executor or transferee, as the case may be) fails to promptly give the required notice of such Involuntary Transfer and if SCF nevertheless becomes aware of such Involuntary Transfer, SCF shall be entitled to give notice to the applicable transferee of its election to acquire such securities at any time after it becomes aware of such Involuntary Transfer.

2.4 Co-Sale Provisions.

(a) Any Transfer for value by SCF of Common Stock (the “Co-Sale Shares”) prior to a Qualified Public Offering shall be subject to this Section 2.4 other than (i) any Transfer of shares of Common Stock that does not in the aggregate, when added to all other Transfers by SCF exempted from this Section 2.4 pursuant to this clause (i) in the aggregate, since the date of this Agreement, represent more than 5% of the Fully-Diluted Common Stock as of the date hereof (appropriately adjusted to give effect to any stock splits, stock dividends, combinations or reclassifications of the Common Stock), (ii) any Transfer pursuant to clause (iv) of Section 2.2, (iii) any Transfer governed by the provisions of Section 2.5 or (iv) any Transfer in an underwritten public offering that constitutes a Qualified Public Offering.

(b) In connection with any proposed Transfer that is subject to this Section 2.4, SCF shall give written notice to each other Stockholder (the “Co-Sale Notice”) at least ten (10) Business Days prior to any proposed Transfer that is subject to this Section 2.4. The Co-Sale Notice shall specify the proposed transferee, whether such proposed transferee is willing to purchase Common Stock then held by the Stockholders (other than SCF) and, if so, the maximum number of shares of Common Stock such proposed transferee is willing to purchase from such Stockholders, the number of Co-Sale Shares to be Transferred by SCF to such proposed transferee, the amount and type of consideration to be received therefor, and the place and date on which the Transfer is expected to be consummated. The Co-Sale Notice shall include an offer (the “Participation Offer”) by SCF to include in the proposed Transfer on the terms described in paragraph (c) below a number of shares of Common Stock designated by any of the other Stockholders, not to exceed, in respect of any such other Stockholder, the product of (A) the sum of the aggregate number of Co-Sale Shares to be sold by SCF to the proposed transferee plus the maximum number of shares of Common Stock such proposed transferee is

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willing to purchase from Stockholders (other than SCF) and (B) a fraction with a numerator equal to the number of shares of Common Stock held by such other Stockholder and a denominator equal to the number of shares of Common Stock held by SCF and all Stockholders that elect to Transfer shares pursuant to this Section 2.4. Notwithstanding anything to the contrary herein, if the consideration proposed to be received by the Co-Sale Transferor includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, if required by the issuer of any such securities, only Stockholders that are then Accredited Investors may accept the Participation Offer and Transfer shares of Common Stock pursuant to this Section 2.4 unless otherwise agreed to by such issuer.

(c) Except as set forth herein and in paragraph (b) above, the per share consideration to be received for any shares of Common Stock included in a proposed Transfer hereunder shall be the same per share consideration to be received by SCF as set forth in the Participation Offer. Each Stockholder who wishes to include shares of Common Stock in the proposed Transfer in accordance with the terms set forth in the Participation Offer shall so notify SCF not more than five (5) Business Days after the date of the Co-Sale Notice, failing which such Stockholder shall not be entitled to participate in the proposed Transfer.

(d) The Participation Offer shall be conditioned upon SCF’s Transfer of Co-Sale Shares pursuant to the transactions contemplated in the Co-Sale Notice with the transferee named therein. If any other Stockholders have accepted the Participation Offer, SCF shall reduce to the extent necessary the number of Co-Sale Shares it otherwise would have Transferred in the proposed Transfer so as to permit other Stockholders who have accepted the Participation Offer to sell the number of shares that they are entitled to sell under this Section 2.4, and SCF and such other Stockholders shall sell the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Co-Sale Notice; provided, however, that if the proposed transferee deals solely with SCF and refuses to purchase from the other Stockholders who have accepted the Participation Offer with respect to the number of shares that they are entitled to sell under this Section 2.4, then (i) SCF shall be entitled to sell up to the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale as set forth in the Co-Sale Notice and (ii) SCF shall then purchase from such other Stockholders who have accepted the Participation Offer, on the terms set forth in the Co-Sale Notice, up to the number of shares that they would have been entitled to sell under this Section 2.4 had the proposed transferee purchased such shares directly from such Stockholders in accordance with the terms of this Section 2.4. Any Stockholder other than SCF who participates in a Transfer under this Section 2.4 shall not be liable for any transaction costs associated with such a Transfer other than the legal costs incurred by that Stockholder and, if SCF is obligated to pay selling commissions, then a pro-rata portion of such selling commissions.

(e) Each Stockholder who Transfers shares of Common Stock pursuant to this Section 2.4 shall not be required to make any representations or warranties for which such Stockholder would have personal liability in connection with such Transfer other than representations and warranties as to (and SCF and each such Stockholder shall execute an agreement for the benefit of the proposed transferee providing for representations and warranties

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as to) (i) such Stockholder’s ownership of the shares of Common Stock to be Transferred free and clear of all liens, claims and other encumbrances other than those arising under this Agreement, (ii) such Stockholder’s power and authority to effect such Transfer, and (iii) such matters pertaining to compliance with securities laws as are relevant to determining whether an exemption from registration is available in connection with such Transfer; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by SCF and such other Stockholders may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company.

(f) The closing of such purchase by the transferee shall be on the same date that the transferee acquires Co-Sale Shares from SCF; provided that such other Stockholders have been given ten (10) days advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all other governmental approvals reasonably deemed necessary by a party to the Transfer.

(g) Each Stockholder who participates in a Transfer pursuant to this Section 2.4 shall promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents, the terms and conditions of which shall be no more burdensome to such Stockholder than the terms and conditions of the documents executed by SCF in connection with such Transfer) as are reasonably required to effect more fully the transactions contemplated by this Section 2.4.

(h) If no other Stockholder accepts the Participation Offer, SCF may sell not more than the number of shares of Common Stock stated in the Participation Offer to the proposed transferee, at the price and upon the terms stated in the Participation Offer, but only if such Transfer shall be completed within 90 days after the delivery of the Participation Offer and if not so completed then the provisions of this Article II shall apply to any future Transfer of such shares by SCF.

2.5 Drag-Along Rights.

(a) Prior to a Qualified Public Offering, in connection with any Transfer for value (whether by sale, merger or otherwise) of all of the shares of Common Stock owned by SCF to any Person, other than an Affiliate of SCF, SCF shall have the right to require all of the Non-SCF Holders to sell all, but not less than all, of their shares of Common Stock on the terms described in Section 2.5(b) below.

(b) In connection with any proposed Transfer subject to this Section 2.5, SCF shall give written notice to each Non-SCF Holder at least twenty (20) days prior to such Transfer, which notice shall specify the amount of consideration to be received by SCF for its Common Stock in connection with such Transfer and the place and date on which the Transfer is expected to be consummated (a “Drag-Along Notice”). The per share consideration to be received by the Non-SCF Holders in a Transfer governed by this Section 2.5 shall be equal to the per share consideration to be received by SCF as reflected in the Drag-Along Notice.

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(c) In connection with a Transfer pursuant to this Section 2.5, the Non-SCF Holders shall not be required to make any representations or warranties for which such Stockholder would have personal liability in connection with such Transfer other than representations and warranties as to (and each Non-SCF Holder shall execute an agreement for the benefit of the proposed transferee providing for representations and warranties as to) (i) such Non-SCF Holder’s ownership of the shares of Common Stock to be Transferred free and clear of all liens, claims and encumbrances, (ii) such Non-SCF Holder’s power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities laws as are relevant to determining whether an exemption from registration is available in connection with such Transfer; provided, however, for the avoidance of doubt the parties acknowledge that the consideration to be received by SCF and such other Stockholders may consist of, among other things, an interest in an escrow account, a security or other consideration, the ultimate value of which may be dependent upon, among other things, the accuracy of representations and warranties relating to the Company and its business or the future performance of the Company

(d) The closing of such purchase by the transferee shall be on the same date that the transferee acquires securities from SCF (it being acknowledged that (i) in no event shall SCF be obligated to Transfer any securities and (ii) the Non-SCF Holders shall not be obligated to Transfer any securities unless and until SCF Transfers securities hereunder), provided that such Non-SCF Holders has been given twenty (20) days’ advance notice of such closing; provided further, however, that any such closing shall be delayed, to the extent required, until the next succeeding Business Day following the expiration of any required waiting periods under the HSR Act and the obtaining of all other governmental approvals reasonably deemed necessary by a party to such Transfer.

(e) If SCF enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an Accredited Investor will, at the request and election of SCF, either at the election of SCF (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to SCF or (ii) agree to accept cash in lieu of any securities such Stockholder would otherwise receive in an amount equal to the fair market value of such securities as unanimously determined by the Board.

(f) SCF shall have the right to require the Company to cooperate fully with potential acquirors of the Company in a prospective transaction pursuant to this Section 2.5 by taking all customary and other actions reasonably requested by such Persons or such potential acquirors, including without limitation, making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors and making its employees reasonably available for interviews.

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(g) In connection with a Transfer pursuant to this Section 2.5, each Non-SCF Holder shall promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents, the terms and conditions of which shall be no more burdensome to such Non-SCF Holder than the terms and conditions of the documents executed by SCF in connection with such Transfer) as are reasonably required to effect more fully the transactions contemplated by this Section 2.5.

2.6 Conditions to Permitted Transfers; Continued Applicability of Agreement.

(a) As a condition to any Transfer permitted under this Agreement (other than a Transfer pursuant to Section 2.5), any transferee (including any transferee pursuant to an Involuntary Transfer) of Common Stock shall be required, as a condition to closing any Transfer transaction, to become a party to this Agreement, by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A to this Agreement (the “Adoption Agreement”) and shall be deemed to be a Stockholder for all purposes under this Agreement. If any Person acquires Common Stock from a Stockholder in such a Transfer, notwithstanding such Person’s failure to execute an Adoption Agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of law or otherwise), such Person and such shares of Common Stock shall nevertheless be subject to this Agreement.

(b) As a condition to any Transfer by a Non-SCF Holder permitted under this Agreement, any transferee of Common Stock held by such Non-SCF Holder shall be required to acknowledge and agree in writing that such shares of Common Stock will be subject to the Company’s right of offset, if any, under the agreement pursuant to which such Stockholder acquired such Common Stock in the event that the Company becomes entitled to indemnification from such Non-SCF Holder in accordance with the terms of such agreement.

(c) The Stockholders hereby acknowledge and agree that any Person that acquires shares of Common Stock pursuant to the exercise of options under the Incentive Plan or acquires shares of Common Stock pursuant to a restricted stock grant under the Incentive Plan shall be required to become a party to, and that such shares shall be subject to, this Agreement by executing (together with such Persons’ spouse, if applicable) an Adoption Agreement, and shall be entitled and subject to all of the rights and obligations of a Stockholder hereunder.

(d) The Stockholders hereby acknowledge and agree that (i) the Company may from time to time issue additional shares of Common Stock to SCF, other Stockholders or Persons who are not then Stockholders, (ii) the Company may require any such recipient of Common Stock (if such recipient is not then a party to this Agreement) to become a party to, and that such shares shall be subject to, this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement and (iii) such recipient shall thereafter be entitled and subject to all of the rights and obligations of a Stockholder hereunder.

(e) No shares of Common Stock may be Transferred by a Person (other than pursuant to an effective registration statement under the Securities Act) unless such Person first delivers to the Company an opinion of counsel, if requested, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act, unless the Company waives the right to receive such opinion.

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STOCKHOLDERS AGREEMENT

ARTICLE 3.

REGISTRATION OF STOCK

3.1 Registration Rights. The Company hereby grants to each Stockholder registration rights with respect to Common Stock set forth in Exhibit B hereto, and such Exhibit B is incorporated herein by reference.

ARTICLE 4.

OTHER MATTERS

4.1 Corporate Opportunity Matters. In accordance with Section 122, paragraph (17) of the Delaware General Corporation Law (or any successor statute thereto), for so long as any designee of SCF serves on the Board (an “SCF Designee”) the Company hereby renounces any interest or expectancy in any business opportunity of a type that is similar to or related to any business activity that is conducted or may be conducted by the Company and in which SCF or any of its officers, directors, partners or Affiliates, or any person acting on SCF’s behalf as a director or manager of any Person, including the Company (each, an “SCF Person”), or any other person that may be deemed to be controlled by any SCF Person or SCF Persons, participates or desires or seeks to participate, other than (i) any business opportunity that is brought to the attention of such SCF Designee solely in such SCF Designee’s capacity as a director of the Company and with respect to which no other SCF Person independently receives notice or otherwise identifies such opportunity and (ii) any business opportunity that is identified by an SCF Person solely through the disclosure of information by or on behalf of the Company. The Company shall not be prohibited from pursuing any business opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 5.1.

4.2 VCOC Management Rights. As long as SCF owns Common Stock, the Stockholders and the Company agree to take all action within their respective power, including, but not limited to, the voting of all capital stock of the Company entitled to vote, whether at a regular or special meeting of the stockholders of the Company or by the execution of written consents in lieu of such meetings, as shall be required to cause the Board to at all times to include at least two members designated by SCF. The rights set forth in this Section 4.2 are, in part, intended to satisfy the requirement of contractual management rights for purposes of qualifying the ownership interests of SCF in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations (“Contractual Management Rights”), and in the event such rights are not satisfactory for such purpose or are lost by reason of the operation of this Agreement, the Company and SCF shall reasonably cooperate in good faith to agree upon mutually satisfactory Contractual Management Rights which satisfy such regulations.

ARTICLE 5.

MISCELLANEOUS

5.1 Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested or (c) on the day of transmission if sent by facsimile transmission and receipt thereof is confirmed, as follows:

NUWAVE ENERGY TECHNOLOGIES, INC.

STOCKHOLDERS AGREEMENT

if to the Company, addressed to:

NuWave Energy Technologies, Inc.

600 Travis, Suite 6600

Houston, TX 77002

Attention: David Baldwin

Facsimile: (713) 227-7850

if to a Stockholder, addressed to such Person at the address for notice set forth opposite such Person’s name on the signature pages hereto,

or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others in accordance with this Section 5.1.

5.2 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument adopted, executed and agreed to by the Company and SCF and, if the amendment adversely affects the rights of the Non-SCF Holders, the holders of a majority of the shares of Common Stock owned in the aggregate by the Non-SCF Holders; provided, however, that any amendment that imposes additional obligations on a party hereto shall require the consent of such party; provided further that Exhibit B hereto may be amended in accordance with the terms of Section 12 thereof.

5.3 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Stockholders and their respective heirs, legal representatives, successors, and assigns.

5.4 Governing Law. This agreement is governed by and shall be construed in accordance with the law of the state of Delaware without regard to the principles of conflicts of law thereof.

5.5 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

NUWAVE ENERGY TECHNOLOGIES, INC.

STOCKHOLDERS AGREEMENT

5.6 Legends.

(a) Each certificate for Common Stock shall include legends in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT HAS BEEN PROVIDED TO THE COMPANY). THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF MAY 31, 2005, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b) A restriction on transfer of shares set forth in such legends (a “Restriction”) shall cease and terminate as to any particular shares when, in the opinion of the Company and counsel reasonably satisfactory to the Company, such Restriction is no longer required. Whenever such Restriction shall cease and terminate as to any shares, the holder thereof shall be entitled to receive from the Company, without expense to such holder, new certificate(s) not bearing a legend stating such Restriction.

5.7 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

5.8 Termination. This Agreement (other than Articles 3 and 5 and Exhibit B) shall terminate, and shall have no further force or effect, upon the consummation of a (i) Qualified Public Offering, (ii) the Company’s merger with a Qualified Public Company or a subsidiary of a Qualified Public Company, as long as the Stockholders receive common stock of such Qualified Public Company in respect of their Common Stock, (iii) the Company’s merger with another Person if holders of Common Stock receive solely cash in respect of their Common Stock in such merger, or (iv) the consummation of a transaction pursuant to Section 2.5; provided, however, that Article 4 of this Agreement shall survive a Qualified Public Offering. This Agreement shall continue in full force and effect until terminated pursuant to the previous sentence or otherwise amended pursuant to Section 5.2 of this Agreement.

5.9 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

5.10 Entire Agreement. This Agreement, including any Annexes, Exhibits, schedules or other attachments hereto, and the agreements referred to herein, contain the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

NUWAVE ENERGY TECHNOLOGIES, INC.

STOCKHOLDERS AGREEMENT

5.11 Cumulative Rights. The rights of the Stockholders and the Company under this Agreement are cumulative and in addition to all similar and other rights of such parties under other agreements.

5.12 Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Stockholders and the Company. No such assignment shall relieve the assignor from any liability hereunder. Any purported assignment made in violation of this Section 5.12 shall be void and of no force and effect.

5.13 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Stockholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

5.14 Spouses. Each reference herein to the shares owned by a Stockholder includes the community property interest of such Stockholder’s spouse (if any) (each, a “Spouse”) in such shares. Each Spouse is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any community property interest such Spouse may now or hereafter own. Each Spouse agrees that the termination of his or her marital relationship with a Stockholder for any reason shall not have the effect of removing any shares of the Company otherwise subject to this Agreement from its coverage. Each Spouse’s awareness, understanding, consent and agreement are evidenced by the execution of this Agreement by such Spouse. In addition, each Spouse hereby acknowledges that the Company and the Parties may desire to amend this Agreement from time to time, and such Spouse hereby appoints his or her spouse as his or her true and lawful proxy and attorney, with full power of substitution to enter into any such amendment to this Agreement. Such proxy is irrevocable and will survive the death, incompetency, and disability of such Spouse, provided that upon termination of this Agreement, the above authorized proxy shall become null and void. Each such Spouse agrees, for such Spouse and such Spouse’s heirs, executors, administrators, guardians and other personal representatives, to offer for sale all shares now owned or hereafter acquired by such Spouse upon the happening of the events and on the terms and conditions set forth in this Agreement.

5.15 Financial Advisory Agreement. The Stockholders hereby acknowledge that the Company has entered into that certain Financial Advisory Agreement in the form attached hereto as Annex 1 (the “Financial Advisory Agreement”) with SCF.

NUWAVE ENERGY TECHNOLOGIES, INC.

STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

COMPANY:

NuWave Energy Technologies, Inc.

By:		Address for Notice:
Name:	David C. Baldwin	600 Travis, Suite 6600
Title:		Houston, Texas 77002 Attention: David C. Baldwin Facsimile: (713) 227-7850

STOCKHOLDERS:

SCF-V, L.P.

By: SCF-V – G.P., Limited Partnership, its General Partner

By: L.E. Simmons & Associates, Incorporated, its General Partner

By:		Address for Notice:
Name:		600 Travis, Suite 6600
Title:		Houston, Texas 77002 Attention: David C. Baldwin Facsimile: (713) 227-7850

Address for Notice:
James R. Burke		74 Sugarberry Circle
Houston, Texas 77024 Attention: James R. Burke Facsimile: (713) 465-5886

Spouse: Mari R. Burke

Address for Notice:
Joe S. Ramey		3711 Melancon Road Broussard, Louisiana 70518 Attention: Joe S. Ramey Facsimile:______________________

NUWAVE ENERGY TECHNOLOGIES, INC.

STOCKHOLDERS AGREEMENT

EXHIBIT A

FORM OF ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Stockholders Agreement of NuWave Energy Technologies, Inc. (the “Company”) dated as of May 31, 2005 (the “Stockholders Agreement”), a copy of which is attached hereto. By the execution of this Adoption Agreement, ____________ (“Transferee”) [and his or her spouse] agree[s] as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock from the Company or a stockholder of the Company, subject to the terms and conditions of the Stockholders Agreement. Capitalized terms used herein without definition are defined in the Stockholders Agreement and are used herein with the same meanings set forth therein.

2. Agreement. Transferee [and his or her spouse] (a) agree[s] that the shares of Common Stock acquired by Transferee shall be bound by and subject to the terms of the Stockholders Agreement and (b) hereby join[s] in, and agree[s] to be bound by, the Stockholders Agreement with the same force and effect as if such Transferee [and his or her spouse] were originally parties thereto.

3. Notice. Any notice required or permitted by the Stockholders Agreement shall be given to Transferee at the address listed below Transferee’s signature below.

EXECUTED AND DATED on this _____ day of ____________, ________.

TRANSFEREE:

By:
[Spouse:

[Name]]

Address for Notice:
____________________________

____________________________

Attention: ___________________

Facsimile: ( ) ___-_____

NUWAVE ENERGY TECHNOLOGIES, INC.

EXHIBIT A TO STOCKHOLDERS AGREEMENT

A-1

EXHIBIT B

to

STOCKHOLDERS AGREEMENT

(the “Agreement”)

dated as of May 31, 2005

by and among

NuWave Energy Technologies, Inc.

and

THE OTHER PARTIES THERETO

REGISTRATION RIGHTS

1. Definitions. Except as otherwise set forth below, terms defined in the Agreement are used herein as therein defined.

“Demand Holder” means any SCF Demand Holder.

“Demand Registration” has the meaning set forth in Section 2(a)(i) below.

“Demand Request” has the meaning set forth in Section 2(a)(i) below.

“Disposing Holders” has the meaning set forth in Section 10.

“Holder” means a Stockholder (as defined in the Agreement, but excluding any Person who executes this Agreement or a separate agreement to be bound by the terms hereof solely in his or her capacity as a spouse of a Stockholder), including any Person to whom the Company issues Common Stock after the date hereof (unless the Company enters into an agreement denying such Person the registration rights described herein), who holds Registrable Securities; provided, however that a Person shall cease to be a Holder if and when such Person owns Common Stock and Common Stock Equivalents representing less than four percent of the outstanding Common Stock and such Person may dispose of all Registrable Securities then owned by such Person and all Registrable Securities then acquirable upon exercise of Warrants then owned by such Person pursuant to Rule 144(k) (or any successor rule) under the Securities Act, and in such case the Registrable Securities owned by such Person shall cease to be Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 7(c) below.

“Indemnifying Party” has the meaning set forth in Section 7(c) below.

“Inspectors” has the meaning set forth in Section 5(j) below.

“Material Adverse Effect” has the meaning set forth in Section 2(d) below.

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EXHIBIT B TO STOCKHOLDERS AGREEMENT

“Non-SCF Registrable Securities” means the Common Stock issued to or acquired by any Non-SCF Holders, and any Common Stock into which Common Stock Equivalents held by a Non-SCF Holder have been or may be converted, exchanged or acquired and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Non-SCF Registrable Security will cease to be a Non-SCF Registrable Security when (a) a registration statement covering such Non-SCF Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) it has been otherwise transferred, (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to Section 5.6 of the Agreement and (iii) it may be resold without subsequent registration under the Securities Act or (d) it has ceased to be a Registrable Security in accordance with the proviso to the definition of Holder provided for herein.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Securities” has the meaning set forth in Section 3(b).

“Preferred Request” has the meaning set forth in Section 4(c).

“Records” has the meaning set forth in Section 5(j) below.

“Registrable Securities” means the SCF Registrable Securities and the Non-SCF Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 6 below.

“Requesting Holders” means a Holder who makes a Demand Request pursuant to Section 2 below.

“Required Filing Date” has the meaning set forth in Section 2(a)(ii).

“SCF Demand Holders” means SCF and each transferee of SCF Registrable Securities directly or indirectly (in a chain of title) from SCF if such transferee to whom the right to request a Demand Registration under Section 2(a) has been expressly assigned in writing directly or indirectly (in a chain of title) from SCF as permitted by Section 9 hereof.

“SCF Registrable Securities” means the Common Stock issued to or acquired by SCF, including any Common Stock acquired by SCF from any Non-SCF Holder in accordance with the terms of the Agreement, and any Common Stock into which Common Stock Equivalents held by SCF have been converted, exchanged or acquired and any other securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any SCF Registrable Security will cease to be an SCF Registrable Security when (a) a registration statement covering such SCF Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c) (i) it has been otherwise

NUWAVE ENERGY TECHNOLOGIES, INC.

EXHIBIT B TO STOCKHOLDERS AGREEMENT

transferred, (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing any legend similar to that required pursuant to Section 5.6 of the Agreement and (iii) it may be resold without subsequent registration under the Securities Act, or (d) it has ceased to be an SCF Registrable Security in accordance with the proviso to the definition of Holder provided for herein.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Subsidiary” means (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company or (ii) a partnership in which the Company or any direct or indirect Subsidiary is a general partner.

“Underwriter” means a securities dealers which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

2. Demand Registration.

(a) Request for Registration.

(i) From and after 180 days following a Qualified Public Offering, any Demand Holder may make a written request of the Company (a “Demand Request”) to have the Company effect a registration under the Securities Act (a “Demand Registration”) for the sale of all or part of their Registrable Securities. Following receipt of such Demand Request, the Company shall be required to use commercially reasonable efforts to effect such Demand Registration subject to the terms hereof; provided that the Registrable Securities proposed to be offered by the Requesting Holders in any such Demand Request must have a reasonably anticipated aggregate offering price of at least $10,000,000 net of underwriting discounts and commissions (or at least $1,000,000 if the Company is then eligible to register such sale on a Form S-3 registration statement (or any successor form)); and provided further that the Demand Holders shall be entitled to make no more than five Demand Requests pursuant to the foregoing provisions; and provided further that, the Company shall not be obligated to effect more than one Demand Registration at the request of any of the Demand Holders in any six-month period.

(ii) Each Demand Request shall specify the number of shares of Registrable Securities proposed to be sold. Subject to Section 4(c), the Company shall use its best efforts to file under the Securities Act a registration statement on an appropriate form to effect the Demand Registration within 30 days after receiving a Demand Request (the “Required Filing Date”) and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing.

NUWAVE ENERGY TECHNOLOGIES, INC.

EXHIBIT B TO STOCKHOLDERS AGREEMENT

(b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw their Demand Request, in which case such demand will count as a Demand Registration unless (i) the Requesting Holders pay all Registration Expenses in connection with such withdrawn registration, (ii) during the registration process material adverse information regarding the Company is disclosed that was not known by such Requesting Holders at the time the request for such Demand Registration was made or (iii) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal); provided that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

(c) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration requested prior to such time as the Company is eligible to register on a Form S-3 registration statement (or a successor form) the sale of Common Stock requested by such Demand Registration shall be in the form of an underwritten offering. If the Requesting Holder so indicates, the Requesting Holder shall select the book-running managing Underwriter and such additional Underwriters to be used in connection with the offering; provided that such selections shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

(d) Priority on Demand Registrations. If securities to be sold for the account of any Person (including the Company) other than a Requesting Holder are desired to be included in a Demand Registration and if the managing Underwriter(s) shall advise the Requesting Holders that the inclusion of such other securities will materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), then all such securities to be included in such Demand Registration shall be limited to the securities which the managing Underwriter(s) believe can be sold without a Material Adverse Effect and shall be allocated first pro rata among the Requesting Holders and the holders of Piggyback Securities who properly requested to include Registrable Securities in such Demand Registration pursuant to Section 3 (based on the number of Registrable Securities held by such Persons) and second to the Company.

3. Piggy-Back Registration.

(a) Piggyback Registration Rights. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock by the Company for its own account (other than a Qualified Public Offering) or for the account of any holder of Common Stock (including any Holder) (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders), then the Company shall give written notice of such proposed filing to the Holders of the Registrable Securities as soon as practicable (but in no event less than 15 days before the anticipated filing date of such registration statement), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a “Piggyback Registration”). Subject to Section 3(b) hereof,

NUWAVE ENERGY TECHNOLOGIES, INC.

EXHIBIT B TO STOCKHOLDERS AGREEMENT

the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering by written notice to the Company within 15 days of receipt (in accordance with Section 5.1 of the Agreement) of the Company’s notice referred to above; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration for its own account. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(b) Priority on Piggyback Registration. The Company shall use commercially reasonable efforts to cause the managing Underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering under Section 3(a) (“Piggyback Securities”) to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder’s Piggyback Securities in such offering unless such Holder accepts the terms of the underwriting agreement between the Company and the managing Underwriter(s) and otherwise complies with the provisions of Section 8 below. If the managing Underwriter(s) of a proposed underwritten offering advise(s) the Company that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to cause a Material Adverse Effect, then in such event the securities to be included in such offering shall be allocated (i) if such registration statement is not pursuant to a Demand Request then first to the Company, and then, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without any such Material Adverse Effect, pro rata among the Holders of Piggyback Securities on the basis of the number of Registrable Securities then held by each such Holder or (ii) if such registration statement is pursuant to a Demand Request, then as provided in Section 2(d).

4. Holdback Agreements.

(a) Restrictions on Public Sale by Holder of Registrable Securities. Following any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities effected pursuant to this Agreement, each Holder of Registrable Securities agrees not to effect any public sale or distribution of securities similar to those being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to the date of the final prospectus used with respect to such offering and during such period, not to exceed 180 days with respect to a Qualified Public Offering or 90 days with respect to any subsequent offering, beginning on the date of such final prospectus as shall be reasonably requested by the managing Underwriter(s) except as part of such registration, and, if and to the extent requested by the managing Underwriter(s), each such Holder of Registrable Securities agrees to execute an agreement to the foregoing effect with the Underwriters for such offering on such terms as the managing Underwriter(s) shall reasonably request.

(b) Restrictions on Public Sale by the Company and Others. Following any underwritten public offering of equity securities by any Holder of Registrable Securities effected pursuant to this Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable

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EXHIBIT B TO STOCKHOLDERS AGREEMENT

or exercisable for such securities, during the 14 days prior to the date of the final prospectus used with respect to such offering and during such period, not to exceed 90 days, beginning on the date of such final prospectus as shall be reasonably requested by the managing Underwriter(s) except as part of such registration as permitted hereby.

(c) Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 2 if (i) at the time the Company receives the Demand Request, the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board determines in good faith that such disclosure would be materially detrimental to the Company, until a date not later than 60 days after the Required Filing Date or (ii) prior to receiving such Demand Request, the Board had determined to effect a registered underwritten public offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting or entering into a letter of intent with the managing Underwriter(s) for such offering) and is proceeding with reasonable diligence to effect such offering, until a date not later than the end of the holdback period referred to in Section 4(b) above with respect to such offering. A deferral of the filing of a registration statement pursuant to this Section 4(c) shall be lifted, and the requested registration statement shall be filed as soon as reasonably practicable, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4(c), the Company shall promptly, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by the Chief Executive Officer of the Company stating that the Company is deferring such filing pursuant to this Section 4(c) and the basis therefor in reasonable detail. Within 20 days after receiving such certificate, the Holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a Demand Registration pursuant to this Section 4(c) only one time during any 12-month period. Nothing in this paragraph shall affect the rights of the Holders under Section 3 to participate in any such Demand Registration at such time as the filing deferral is lifted in accordance with this Section 4(c).

5. Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will, at its expense, use commercially reasonable efforts to effect the registration of such Registrable Securities under the Securities Act prior to the Required Filing Date, and in connection with any such request, the Company will as expeditiously as practicable:

(a) prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to

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EXHIBIT B TO STOCKHOLDERS AGREEMENT

become effective under the Securities Act; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Holders and to one counsel reasonably acceptable to the Company selected by the Selling Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; provided further that in connection with a Demand Registration, the Company shall not file any registration statement or prospectus, or any amendments or supplements thereto, if the Requesting Holders who hold a majority of the Registrable Securities covered by such registration statement or their counsel shall reasonably object on a timely basis;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to Section 2 for a period (except as provided in the last paragraph of this Section 5) of not less than 180 consecutive days or, if shorter, the period terminating when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of disposition by the Selling Holders thereof set forth in such registration statement;

(c) furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

(d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations or warranties of the Company or any Subsidiary contained in any agreement (including any underwriting agreement) contemplated by Section 5(i) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue

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statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f) cooperate with the Selling Holders and the managing Underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;

(g) use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(h) use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

(i) enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Securities, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(j) make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent

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corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Selling Holder). Each Selling Holder of such Registrable Securities further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k) use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request(s);

(l) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(m) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

(n) if any event contemplated by Section 5(d)(vi) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(o) cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any underwriter, including any “qualified independent underwriter,” or any Selling Holder.

The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

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Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(vi) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(n) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(d)(vi) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 5(n) hereof.

6. Registration Expenses. Subject to the provisions in Section 2(b) above with respect to a withdrawn Demand Registration, in connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the “Registration Expenses”):

(a) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.);

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

(c) printing expenses;

(d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

(e) the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 5(m), to list such Registrable Securities;

(f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 5(k) hereof);

(g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

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(h) reasonable fees and expenses of one counsel reasonably acceptable to the Company selected by the Selling Holders incurred in connection with the registration of such Registrable Securities hereunder; and

(i) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.

The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.

7. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Selling Holder and each such controlling Person from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

(b) Indemnification by Holder of Registrable Securities. Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder, the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of each other Selling Holder, the Company and each such controlling Person to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Selling Holder under this Section 7(b) shall be limited to the aggregate cash and property received by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

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(c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7(a) or 7(b) above (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 7(a) or 7(b) above (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other

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relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

9. Transfers of Registration Rights. The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (i) by operation of Law or (ii) to any Person to whom a Holder transfers Registrable Securities, provided that any such transferee shall not be entitled to rights pursuant to Section 2, 3 or 4 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.

10. Information Rights in Private Sale. If any Demand Holders who then hold in the aggregate a minimum of 15% of the Fully-Diluted Common Stock (such Demand Holders, for purposes of this Section 10, being herein called the “Disposing Holders”) propose to Transfer in a private transaction Registrable Securities having a fair market value in excess of $5,000,000, as determined in good faith by such Disposing Holders, then held by such Disposing Holders, then, the Company shall afford to such Disposing Holders, such prospective transferees and their

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respective counsel, accountants, lenders and other representatives, full access during normal business hours to the properties, books, contracts, records and management of the Company in order that such parties may have full opportunity to make such investigations as they shall desire to make of the Company and shall, upon request, promptly furnish to such parties all other information concerning the Company as such parties may reasonably request in connection with such prospective transfer, in each case subject to such confidentiality restrictions or obligations as the Company may reasonably require; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the Company’s business and operations; and provided further, however, that prior to the consummation of a Qualified Public Offering, the Company shall not be required to comply with this Section 10 until the Business Day next succeeding the ROFR Acceptance Deadline as provided in Section 2.3(b) of the Agreement, to the extent applicable.

11. Entire Agreement. The foregoing provisions of this Exhibit B and the provisions of the Agreement contain the entire understanding of the parties hereto and thereto respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.

12. Miscellaneous; Amendment. The provisions of Article 5 of the Agreement shall apply to this Exhibit B. The provisions of this Exhibit B may only be amended by the written consent of the Company and SCF and, if the amendment adversely affects the rights of the Non-SCF Holders, Holders that hold in the aggregate a majority of the Registrable Securities then held by Non-SCF Holders; provided, however, that any amendment that imposes additional obligations on a Holder shall require the consent of such Holder. The Holders acknowledge and agree that any Person that becomes a Stockholder shall have the rights and obligations set forth in this Exhibit B and that such Person becoming a Stockholder shall be deemed not to be an amendment to this Exhibit B.

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